EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-221562, 333-170717, 333-160994, 333-153151, 333-142202, 333-142199, 333-127223, 333-51418, 333-49392, 333-47665, and 333-47194) of AllianceBernstein Holding L.P. of our report dated February 13, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
New York, New York
February 13, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-47192) of AllianceBernstein L.P. of our report dated February 13, 2018 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
New York, New York
February 13, 2018